MEDICUS PHARMA LTD. APPOINTS CAROLYN BONNER AS CHIEF
FINANCIAL OFFICER IN ADDITION TO HER ROLE AS PRESIDENT

Carolyn Bonner succeeds James ("Jim") Quinlan who has resigned for health reasons after taking medical leave in September 2025

Philadelphia, PA - December 1, 2025 - Medicus Pharma Ltd. (NASDAQ: MDCX) ("Medicus" or the "Company"), a precision guided biotech/life sciences company focused on advancing the clinical development programs of novel and potentially disruptive therapeutics assets, today announced that Carolyn Bonner, currently President of the Company, has also been appointed Chief Financial Officer, effective immediately. Bonner has been serving as Acting Chief Financial Officer since September 12, 2025, in addition to her responsibilities as President, providing continuity and leadership during the medical leave of departing Chief Financial Officer Jim Quinlan, who has now formally resigned for health reasons.

"Carolyn has been providing strong financial leadership since stepping in as acting CFO in September," stated Dr. Raza Bokhari, Medicus's Executive Chairman & CEO. "Her appointment as CFO, in addition to President, enhances continuity, ensures stability and brings further alignment in our corporate objectives. These combined responsibilities also bring operational and financial integration under a single leader as Medicus advances its clinical development programs and expands its clinical pipeline."

Dr. Bokhari also extended his gratitude to departing CFO, Jim Quinlan on behalf of the Medicus Board and the entire Medicus team for his role as a co-founder of the Company, stating, "Jim was mission critical in our reverse takeover of Skinject, Inc, as well as the Company's initial public offering in the U.S. and listing on Nasdaq in November 2024."

Proven Leadership in Healthcare, Life Sciences, and Corporate Development

Ms. Bonner brings nearly 20 years of experience in the healthcare and life sciences sector, with a track record spanning executive leadership, corporate development, operations, and capital markets engagement.

Before joining Medicus, she served as President & Chief Executive Officer of PCL, Inc., a CAP-accredited specialty laboratory with business operations in United States and United Arab Emirates.

Prior to that, she held roles in business development and corporate development at Rosetta Genomics Ltd., a Nasdaq listed molecular diagnostics company, and Inform Diagnostics, Inc. (formerly Lakewood Pathology), where she began her career in 2006.

Ms. Bonner holds a Bachelor of Science degree in Marketing from West Chester University of Pennsylvania.

Expanded Responsibilities

In her combined role as President and Chief Financial Officer, Ms. Bonner, amongst other things, will oversee the Company's financial reporting and controls, capital markets strategy, budgeting and forecasting, treasury operations, while continuing to lead strategic planning and cross-functional coordination across clinical and corporate development initiatives.

Skinject Clinical Development Program SKNJCT-003 & SKNJCT-004 Progress:

The Company is currently conducting a Phase 2 clinical study for SKNJCT-003 in nine (9) clinical sites across the United States. SKNJCT-003, which commenced randomizing patients in August 2024, is a double blinded, placebo controlled triple arm proof of concept Phase 2 clinical study, designed to non-invasively treat basal cell carcinoma (BCC) of the skin using novel, patent protected, dissolvable doxorubicin-containing microneedle arrays (D-MNA).

In March 2025, the Company announced a positively trending interim analysis for SKNJCT-003 demonstrating more than 60% clinical clearance. The interim analysis was conducted after more than 50% of the then-targeted 60 patients in the study were randomized. The findings of the interim analysis are preliminary and may or may not correlate with the findings of the study once completed

In September 2025, the Company received positive feedback from the Food and Drug Administration (FDA) regarding its Type C meeting supporting the development of SkinJect, indicating that the Company may follow the FDA's 505(b)(2) regulatory pathway to non-invasively treat BCC of the skin using dissolvable D-MNA.

In October 2025, the Company treated its first patient in the clinical study (SKNJCT-004) currently underway in the United Arab Emirates (UAE). The study is expected to randomize thirty-six (36) patients in six (6) sites in the UAE with Cleveland Clinic Abu Dhabi (CCAD) as the principal investigator. Insights Research Organization and Solutions (IROS), a UAE-based contract research organization, is coordinating the clinical study for the Company. IROS is a M42 portfolio company.

In November 2025, the company received full regulatory and ethical approvals in the United Kingdom to expand its ongoing Phase 2 clinical study (SKNJCT-003) evaluating D-MNA to non-invasively treat BCC of the skin. The approvals were issued by the Medicines and Healthcare products Regulatory Agency (MHRA), the Health Research Authority (HRA) and the Wales Research Ethics Committee (WREC). The MHRA approval followed a comprehensive scientific review of the Investigational Medicinal Product Dossier (IMPD) and protocol. The WREC issued a favorable ethical opinion, and the HRA granted study wide governance approval, confirming compliance with U.K. Good Clinical Practice and National Health Service capacity and capability standards.

Skinject Platform Expansion:

In August 2025, the Company announced its entry into a non-binding memorandum of understanding (the "MoU") with Helix Nanotechnologies, Inc. ("HelixNano"), a Boston-based biotech company focused on developing a proprietary advanced mRNA platform, to explore co-development of thermostable infectious disease vaccines.

Pipeline Expansion-Acquisition of Antev

In August 2025, the Company completed the acquisition of Antev Limited ("Antev"), a UK-based late clinical stage biotech company, developing Teverelix, a next generation GnRH antagonist, as a first in market product for cardiovascular high-risk advanced prostate cancer patients and patients with first acute urinary retention relapse (AURr) episodes due to enlarged prostate.

Antev's flagship drug candidate is Teverelix trifluoroacetate, a long-acting gonadotrophin-releasing hormone (GnRH) antagonist. Unlike GnRH agonists, which can cause an initial surge in testosterone levels, Teverelix directly suppresses sex hormone production without this surge, potentially reducing cardiovascular risks. This mechanism is particularly beneficial for patients with existing cardiovascular conditions. Teverelix is formulated as a microcrystalline suspension, allowing for sustained release and a six-week dosing interval, which may improve patient compliance and outcomes.

Patient Access & Advocacy-Gorlin Syndrome Alliance Collaboration

In October 2025, the Company announced a strategic collaboration with the Gorlin Syndrome Alliance (GSA) to advance compassionate access to SkinJect™, the Company's investigational doxorubicin containing microneedle arrays (D-MNA) for patients suffering from Gorlin Syndrome, also known as nevoid basal cell carcinoma syndrome.

Under the collaboration, Medicus and the GSA will jointly pursue the Expanded Access IND Program with the FDA to allow patients with multiple, recurrent, or inoperable BCCs of the skin to access SkinJect™ under physician-supervised treatment protocols. The initiative aims to establish a framework for expanded access while collecting valuable real-world safety and tolerability data to inform future regulatory filings. It will also more tightly integrate patient community-led insights and data into the design, monitoring, and long-term development of SkinJect™ in this rare disease population.

For further information contact:

Carolyn Bonner, President and Chief Financial Officer

(610) 636-0184

cbonner@medicuspharma.com

Anna Baran-Djokovic, SVP Investor Relations

(305) 615-9162

adjokovic@medicuspharma.com

About Medicus Pharma Ltd.

Medicus Pharma Ltd. (Nasdaq: MDCX) is a precision guided biotech/life sciences company focused on accelerating the clinical development programs of novel and potentially disruptive therapeutics assets. The Company is actively engaged in multiple countries, spread over three continents.

SkinJect Inc. a wholly owned subsidiary of Medicus Pharma Ltd., is a development stage, life sciences company focused on commercializing novel, non-invasive treatment for basal cell skin cancer using a patented dissolvable microneedle patch to deliver a chemotherapeutic agent to eradicate tumors cells. The Company completed a phase 1 safety & tolerability study (SKNJCT-001) in March of 2021, which met its primary objective of safety and tolerability; the study also describes the efficacy of the investigational product D-MNA, with six (6) participants experiencing complete response on histological examination of the resected lesion. The Company is currently conducting a randomized, controlled, double-blind, multicenter clinical study (SKNJCT-003) in the United States and Europe. The Company has also commenced a randomized, controlled, double-blind, multicenter clinical study (SKNJCT-004) in the United Arab Emirates.

In August 2025, the Company announced its entry into a non-binding memorandum of understanding (the "MoU") with Helix Nanotechnologies, Inc. ("HelixNano"), a Boston-based biotech company focused on developing a proprietary advanced mRNA platform, in respect of their shared mutual interest in the development or commercial arrangement contemplated by the MoU. The MoU is non-binding and shall not be construed to obligate either party to proceed with a joint venture or any further development or commercial arrangement, unless and until definitive agreements are executed.

In August 2025, the Company completed the acquisition of Antev, a UK-based late clinical stage biotech company, developing Teverelix, a next generation GnRH antagonist, as a first in market product for cardiovascular high-risk advanced prostate cancer patients and patients with first acute urinary retention relapse (AURr) episodes due to enlarged prostate.

Antev's flagship drug candidate is Teverelix trifluoroacetate, a long-acting gonadotrophin-releasing hormone (GnRH) antagonist. Unlike GnRH agonists, which can cause an initial surge in testosterone levels, Teverelix directly suppresses sex hormone production without this surge, potentially reducing cardiovascular risks. This mechanism is particularly beneficial for patients with existing cardiovascular conditions. Teverelix is formulated as a microcrystalline suspension, allowing for sustained release and a six-week dosing interval, which may improve patient compliance and outcomes.

In September 2020, Antev completed a Phase 1 clinical trial in which Teverelix was shown to be well tolerated with no dose-limiting toxicities and demonstrated rapid testosterone suppression. The study included 48 healthy male volunteers. In February 2023, Antev also completed a Phase 2a study in fifty (50) patients with advanced prostate cancer (APC), where Teverelix achieved the primary endpoint of greater than 90% probability of castration levels of testosterone suppression (97.5%) but the secondary endpoint of maintaining this rate above 90% was not met with the probability dropping to 82.5% by Day 42.

In January 2023, the FDA, reviewed the Phase 1 and Phase 2a data and provided written guidance on Antev's proposed Phase 3 trial design for Teverelix. This milestone supports the Company's clinical plans to develop Teverelix as a treatment for advanced prostate cancer patients with increased cardiovascular risk.

In December 2023, FDA approved the Phase 2b study design in advanced prostate cancer covering 40 patients.

In November 2024, FDA approved the Phase 2b study design in acute urinary retention covering 390 patients

In October 2025, the Company announced a strategic collaboration with the Gorlin Syndrome Alliance (GSA) to advance compassionate access to SkinJect™, the Company's investigational doxorubicin containing microneedle arrays (D-MNA) for patients suffering from Gorlin Syndrome, also known as nevoid basal cell carcinoma syndrome.

Under the collaboration, Medicus and the GSA will jointly pursue the Expanded Access IND Program with the Food and Drug Administration (FDA) to allow patients with multiple, recurrent, or inoperable basal cell carcinomas (BCCs) to access SkinJect™ under physician-supervised treatment protocols. The initiative aims to establish a framework for expanded access while collecting valuable real-world safety and tolerability data to inform future regulatory filings. It will also more tightly integrate patient community-led insights and data into the design, monitoring, and long-term development of SkinJect™ in this rare disease population.

In November 2025, the Company received full regulatory and ethical approvals in the United Kingdom to expand its ongoing Phase 2 clinical study (SKNJCT-003) evaluating Doxorubicin Microneedle Array (D-MNA) to non-invasively treat basal cell carcinoma (BCC) of the skin. The approvals were issued by the Medicines and Healthcare products Regulatory Agency (MHRA), the Health Research Authority (HRA) and the Wales Research Ethics Committee (WREC). The MHRA approval followed a comprehensive scientific review of the Investigational Medicinal Product Dossier (IMPD) and protocol. The WREC issued a favorable ethical opinion, and the HRA granted study wide governance approval, confirming compliance with U.K. Good Clinical Practice and National Health Service capacity and capability standards

Cautionary Notice on Forward-Looking Statements

Certain information in this news release constitutes "forward-looking information" under applicable securities laws. "Forward-looking information" is defined as disclosure regarding possible events, conditions or financial performance that is based on assumptions about future economic conditions and courses of action and includes, without limitation, statements regarding the Company's leadership and prospects, the collaboration with GSA including the potential benefits thereof for GSA, those suffering with Gorlin Syndrome and Medicus (including as it relates to the development of SkinJect™), ability to be approved for the Expanded Access IND Program to enable those suffering with Gorlin Syndrome to access SkinJect™ under physician-supervised treatment protocols, the development of Teverelix and expectations concerning, and future outcomes relating to, the development, advancement and commercialization of Teverelix for AURr and high CV risk prostate cancer, and the potential market opportunities related thereto, the MOU, including the potential signing of definitive agreements between Medicus and HelixNano and the development of thermostable infectious diseases vaccines by combining HelixNano's proprietary mRNA vaccine platform with Medicus's proprietary microneedle array (MNA) delivery platform, the Company's aim to fast-track the clinical development program and convert the SKNJCT-003 exploratory clinical trial into a pivotal clinical trial, and approval from the FDA and the timing thereof, including with respect to the Company's submission for approval in the FDA Commissioner's National Priority Voucher program, plans and expectations concerning, and future outcomes relating to, the development, advancement and commercialization of SkinJect through SKNJCT-003 and SKNJCT-004, and the potential market opportunities related thereto, the expansion of SKNJCT-003 into the United Kingdom and the potential benefits therefrom, the advancement of the SKNJCT-004 study and the potential results of and benefits of such study. Forward-looking statements are often but not always, identified by the use of such terms as "may", "on track", "aim", "might", "will", "will likely result", "could," "designed," "would", "should", "estimate", "plan", "project", "forecast", "intend", "expect", "anticipate", "believe", "seek", "continue", "target", "potential" or the negative and/or inverse of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements, including those risk factors described in the Company's annual report on form 10-K for the year ended December 31, 2024 (the "Annual Report"), and in the Company's other public filings on EDGAR and SEDAR+, which may impact, among other things, the trading price and liquidity of the Company's common shares. Forward-looking statements contained in this news release are expressly qualified by this cautionary statement and reflect our expectations as of the date hereof and thus are subject to change thereafter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Readers are further cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated.